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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement on Form S-1 of Take-Two Interactive Software, Inc. of our report dated February 26, 1998, relating to our audit of the balance sheets of Jack of All Games, Inc. as of December 31, 1997 and 1996, and related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                                  Aronowitz, Chaiken & Hardesty




Cincinnati, Ohio

May 6, 1999